Exhibit 99.3

CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
Z-TEL TECHNOLOGIES, INC.

     Pursuant to the Delaware General Corporation Law, Z-Tel Technologies, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

     FIRST: That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the “Charter”), the Board of Directors of the Corporation on October 17, 2000, duly adopted resolutions creating a series of Preferred Stock designated as 8% Convertible Preferred Stock, Series E (the “Series E Convertible Preferred Stock”), the terms of which were subsequently amended by the Amended and Restated Certificate of Designation, dated July 2, 2001 and the Certificate of Amendment dated March 11, 2003 (as amended, the “Certificate of Designation”).

     SECOND: Resolutions, setting forth this proposed Certificate of Amendment (the “Certificate of Amendment”), declaring this Certificate of Amendment to be advisable and directing that this Certificate of Amendment be considered by the stockholders of the Corporation entitled to vote thereon, were duly adopted by the Board of Directors of the Corporation.

     THIRD: Thereafter, this Certificate of Amendment was approved at a special meeting, duly called and convened in accordance with Section 222 of the General Corporation Law of the State of Delaware on October 4, 2004, by vote in respect thereof of the requisite percentage of the stockholders of the Corporation entitled to vote thereon.

     FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     FIFTH: The Corporation has acquired all of the outstanding shares of the Series E Convertible Preferred Stock through an exchange offer completed on October 30, 2004.

     SIXTH: This Certificate of Amendment amends the Amended and Restated Certificate of Incorporation of the Corporation by eliminating the Certificate of Designation in its entirety.

     IN WITNESS WHEREOF, Z-TEL TECHNOLOGIES, INC. has caused this Certificate of Amendment to be signed this 30th day of November, 2004.

Z-TEL TECHNOLOGIES, INC.

By:

Name:
Title: